EXHIBIT 99.1

Grant Park Futures Fund Weekly Commentary

Commentary for the Week Ended September 26, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
9/26/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.22%	-0.31%	8.43%
Class B Units	-0.24%	-0.37%	7.74%

S&P 500 Total Return Index**	-3.32%	-5.27%	-16.06%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Currencies
•	Grant Park’s positions in the currency markets are mixed.
o
The portfolio experienced setbacks in the currency markets this past week.  The bulk of the setbacks were incurred on various long emerging market currency positions.  Analysts believe that the run on emerging currencies was a function of further economic instability here in the U.S.   With a high degree of uncertainty surrounding the fate of the $700 billion “bail-out” plan (intended to strengthen the financial sector), many investors reigned in riskier investments in emerging markets, causing a dip in various currencies.

o
Also adding to losses this week were long dollar positions against the euro.  The greenback has fallen nearly 6% since hitting a one-year high against the euro earlier this month.  A combination of a slight strengthening of German consumer confidence and a perception that the Fed may decide to loosen monetary policy were most likely the drivers behind moves in the euro.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Grant Park Futures Fund Weekly Commentary

Fixed Income
•	Grant Park’s positions in the domestic and international fixed income markets are predominantly long.
o
The fixed income markets proved difficult for performance this past week.  Although mostly long the fixed income sector, the portfolio’s short positions in the Euribor (European Interbank Offered Rate) incurred losses, as investors sought safe-haven in the fixed income markets.  With the Eurozone feeling pressure from turmoil in the U.S., many speculators in the fixed income markets placed bets that the ECB would cut rates before year’s end by bidding up the Euribor.

o
Long positions in the U.S. 10-year Note markets also had an impact on sector performance.  Analysts attribute the decline to a shift in demand to shorter-term debt, resulting from speculators looking for the most risk-averse instruments.

Equity Indices
•	Grant Park is predominantly short domestic and international equity indices.
o
The portfolio posted substantial gains in the equity indices markets.  Although equity markets were extremely volatile throughout the week, the portfolio made gains on downward shifts on most major indices.

o
One of the biggest factors driving the equity markets lower was instability in the credit markets.  With Secretary of Treasury Henry Paulson’s plan receiving criticism from Congress, financial institutions were reluctant to release capital into the markets, even to the most historically sound counterparties.  Frozen credit lines hindered firms’ ability to do business, which drove share prices steadily down through the week.

o
Further adding to declines in the stock markets was the announcement of the failure, and ultimate government closure, of Seattle based Washington Mutual.  Only a week after the failure of Lehman Brothers, WaMu was the largest failure of an American Bank in history.  As yet another financial behemoth fell, anxiety streamed into the financial markets causing speculators to flee the equity markets, driving major indices lower.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.